Exhibit 10.25
CONTRACT MODIFICATIONS TO THE SPECIFIC SERVICES CONTRACT TO
DEVELOP, PRODUCE, AND UPGRADE CRUDE OIL IN BLOCK 20, INVOLVING THE
PUNGARAYACU FIELD IN THE ECUADORIAN AMAZON REGION.
SIGNED BETWEEN:
THE ECUADORIAN STATE PETROLEUM COMPANY, PETROECUADOR, AND ITS
SUBSIDIARY, THE ECUADORIAN STATE COMPANY FOR PETROLEUM
EXPLORTATION AND PRODUCTION, PETROPRODUCCION, AND THE COMPANY
IVANHOE ENERGY ECUADOR INC.
(February 11, 2009)
1. First: Appearing Parties:
The following parties appear to sign these contract modifications: firstly, the Ecuadorian State Petroleum Company, PETROECUADOR, and its Subsidiary, the Ecuadorian State Petroleum Company for Exploration and Production, PETROPRODUCCION, represented by Rear Admiral Luis Aurelio Jaramillo Arias and Ship Captain E.M.C., Camilo Delgado Montenegro, as Executive President and Vice President, respectively, both duly authorized by the Contracting Committee of PETROPRODUCCION, as shown through the attached documents, herein PETROECUADOR AND PETROPRODUCCION; and, secondly, the company IVANHOE ENERGY ECUADOR INC., represented by its General Proxy in Ecuador, and therefore its Legal Representative in Ecuador, Carlos Espinoza, as verified by the documents added hereto, herein the CONTRACTOR, and duly authorized by the Head Office.
2. Second: Background:
Two Point One (2.1) On October 9, 2008, a specific services contract was signed for the development, production, and upgrading of crude oil in Block 20, involving the Pungarayacu Field in the Ecuadorian Amazon Region, between: The Ecuadorian State Petroleum Company, PETROECUADOR and its Subsidiary, the Ecuadorian State Company for Exploration and Production of Petroleum, PETROPRODUCCION, and the company IVANHOE ENERGY ECUADOR INC.
Two Point Two (2.2) The parties freely, spontaneously, and voluntarily, free from any deficiency or pressure, have mutually agreed to clarify certain formal issues and interpretation of the specific services contract for the development, production, and upgrading of crude oil in Block 20, involving the Pungarayacu Field (herein the main contract) because it is in the best interest of the Ecuadorian State.
Two Point Three (2.3) Article 3 of the Contracting Regulation for Specific Goods and Services of the State Petroleum Company PETROECUADOR and its subsidiary companies establish that “PETROECUADOR and its subsidiaries may sign, according to the scope of this regulation, any type of contract, agreement, or deal of any nature whatsoever, as long as they are necessary to comply with their purposes as permitted by the Law.”

Two Point Four (2.4) The Eleventh Clause of the main contract deals with contract modification and the procedures to be followed in such an event.
Two Point Five (2.5) Sub-clause Eleven Point One, in the pertinent section, establishes that “This Contract may only be modified by mutual agreement between the Parties and following authorization from the Contracting Committee...”
Two Point Six (2.6) That through Resolution No. 001-CC-VPR -2009, from January 21, 2009, the PETROPRODUCCION Contracting Committee has authorized signing these contractual modifications to the main contract for specific services with IVANHOE ENERGY ECUADOR INC.
Two Point Seven (2.7) That Through Resolution No. 002-CC.VPR.2009-02-05, from February 5, 2009, the PETROPRODUCCION Contracting Commitittee has authorized signing the contractual modification to the main contract for specific services with IVANHOE ENERGY ECUADOR INC.
3. Modification:
Three Point One (3.1) In the clause Twelve Point One, “Tax Administration and Profit Sharing,” first paragraph, after the phrase, “to include a factor,” eliminate the word “automatic,” and at the end of this paragraph, include the phrase, “any readjustments will be made according to clauses 9.1.2 and 12.9,” leaving the clause to read in the following way:
“The CONTRACTOR will pay income tax according to the regulations found in the Organic Law for the Domestic Tax System, and all other regulations applicable to the subject matter. The CONTRACTOR may deduct any investments, costs, and expenses made according to the legal framework valid in Ecuador, and therefore, such amounts would not be subject to income tax payment. If, at some time after the contract is signed, the tax system is modified in such a way that investments, costs, and expenses may be deducted by the CONTRACTOR, the CONTRACTOR will have the right, from that day forward, to include a correction factor in the form of a Contractual Payment that compensates the economic effects any modifications to the tax regulations. Any readjustment of this kind will be done according to clauses 9.1.2 and 12.9.”

Three Point Two (3.2) In clause Eighteen “Regarding Assignment of Rights,” following the phrase on obligations derived from this Contract, eliminate the phrase, “with the authorization of PETROPRODUCCION. If this requirement is not fulfilled, such assignment will be null and void, and the CONTRACTOR will be responsible for any damages caused. The CONTRACTOR, under its exclusive responsibility, may assign rights to receive amounts payable to the CONTRACTOR under this Contract to agencies that grant financing for the operations of this Contract,” and substitute it with the following: “according to the first and second paragraphs of Article 48 of the Hiring Regulations for Specific Goods and Services of the State Petroleum Company PETROECUADOR and its Subsidiary companies.” The clause would, therefore, read in the following way:
“The CONTRACTOR may assign or transfer its rights and obligations derived from this Contract according to the first and second paragraphs of Article 48 of the Hiring Regulations for Specific Goods and Services of the State Petroleum Company PETROECUADOR and its Subsidiary companies.”
Three Point Three (3.3) In the sub-clause Nineteen Point One, in the phrase, “to execute this contract,” insert the word “objective” after the word this, and in the next line, add the phrase, “observing the laws and regulations written on that subject matter, when applicable.” The sub-clause would, therefore, read in the following way:
“The CONTRACTOR may subcontract, under its own responsibility and risk, the work or services necessary to execute the objective of this Contract, observing the laws and regulations written on that subject matter, when applicable. Such work and services will be executed in the CONTRACTOR’S name, and the CONTRACTOR will maintain direct responsibility over all of the obligations established in this Contract and derived from it, which may not be waived on the grounds of subcontracting. PETROPRODUCCION will not assume any responsibility for this concept, even for reasons of solidarity.”
Three Point Four (3.4) In sub-clause “Twenty four Point Two, Legal Frame of Reference,” at the end, eliminate the phrase: “If there is any opposition from among the indicated documents, the order or priority among them will be the following: this Contract, Laws, and Regulations,” and replace it with the following: “Interpretation will follow clause 3 of this contract.”

“The legal frame of reference that is applicable to this Contract includes but is not limited to the instruments listed below: One — Law of Hydrocarbons, enacted through Official Record No. 711, from November 15, 1978, and its reforms. Two — Special Law for the State Petroleum Company of Ecuador (PETROECUADOR) and its Subsidiary Companies, enacted through the Official Record No. 283, from September 26, 1989, and its pertinent reforms and regulations. Three — the Organic Law of Tax Equality, enacted through Official Record No. 242 from December 29, 2007. Four — Law No. 122, which creates the Development Fund for the Provinces in the Amazon Region, which was published in the Official Record No. 676 from May 3, 1991, and its reforms and interpretative law. Five — the Law of Arbitration and Mediation, which was published in the Official Record No. 145 from September , 1997, and its reforms. Six — the General Insurance Law and its reforms. Seven — the Organic Law for Customs and its Regulations. Eight — the Substitute Regulation for Hydrocarbon Operations. Nine — the Substitute Regulation to the Environmental Regulation for Hydrocarbon Operations in Ecuador, which was published in the Official Record No. 265, from February 13, 2001. Ten — the Regulations for Contracting Goods, Work, and Services for PETROECUADOR and other laws that are valid upon signing the Contract and that were applicable to Hydrocarbon activities. Its interpretation will be according to clause 3 of this Contract.”
4. Ratification:
All of the other clauses and appendices from the main contract No. 2008-065 that have not been modified through this instrument will remain valid and have their full effect on the parties.

5. Appendices:
The documents named in the first clause of this contract will be an intrinsic part of this contract, along with the appointments of the legal representatives of PETROECUADOR, PETROPRODUCCION, and IVANHOE ENERGY ECUADOR INC.

CALM. Luís JARAMILLO Arias EXECUTIVE PRESIDENT OF PETROECUADOR	CPNV-EMC Camilo DELGADO Montenegro VICEPRESIDENT OF PETROPRODUCCIÓN
Mr. Carlos Espinoza
GENERAL PROXY
FOR IVANHOE ENERGY ECUADOR INC.

March 12, 2009
Mr. Oscar Blake
Legal Counsel
IVANHOE ENERGY (USA)INC
Av. Suite 400
Bakersfield, California
U.S.A.
Dear Sir:
Having revised and compared the Spanish and English translation of the contract modification “To the Specific Services Contract To Develop, Produce, and Upgrade Crude Oil in Block 20, (Pungarayacu Oil Field) in the Ecuadorean Amazon Region”, (THE CONTRACT MODIFICATION), I hereby certify the following:
a.	That the English translation to the CONTRACT MODIFICATION is accurate in form and content and do not violate any Ecuadorean Law.
Kind Regards,
Mario Larrea
Senior Partner